TIMKEN

Timken Reports Second-Quarter 2016 Results

•	Reports GAAP earnings of $0.57 per diluted share (EPS) and adjusted earnings of $0.55 per diluted share in the quarter on sales of $674 million

•	Generated cash from operations in the quarter of $156 million and free cash flow of $129 million

NORTH CANTON, Ohio: July 28, 2016 - The Timken Company (NYSE: TKR; www.timken.com), a global leader in bearings, reports second-quarter 2016 sales of $674 million, 7.5 percent lower than the same period a year ago. Excluding an unfavorable currency impact of 1.7 percent, sales were down 5.8 percent, due to weakness across most end markets, partially offset by growth in automotive and the net benefit of acquisitions.
In the second quarter, Timken posted net income of $44.9 million or $0.57 per diluted share, versus net income of $36.7 million or $0.43 per diluted share for the same period a year ago. The year-over-year increase in net income reflects lower material and manufacturing costs, SG&A expenses and pension settlement charges, and income related to distributions under the U.S. Continued Dumping Subsidy Offset Act (CDSOA). These items were partially offset by lower volume, unfavorable price/mix and currency, and higher restructuring charges.
Net income in the quarter included income from CDSOA, restructuring expense and other items totaling $1.2 million of income (net). Excluding these items, adjusted net income was $43.7 million or $0.55 per diluted share. This compares with adjusted net income of $49.1 million or $0.57 per diluted share for the same period in 2015 (reference table below).

Reconciliations to Net Income & Earnings Per Share	2016 - 2Q		2015 - 2Q
	($M)	EPS	($M)	EPS
Net Income Attributable to The Timken Company	$44.9	$0.57	$36.7	$0.43
Adjustments*:
Pension settlement charges	$0.4		$4.4
Impairment and restructuring charges	3.4		1.4
Loss on divestitures	---		0.3
Acquisition related charges	0.8		---
CDSOA income, net of related expenses	(6.1)		---
Provision (benefit) for income taxes	0.3		6.3
Total adjustments	(1.2)	(0.02)	12.4	0.14
Adjusted Net Income/Adjusted EPS	$43.7	$0.55	$49.1	$0.57
*Adjustments are pre-tax, with net tax provision (benefit) listed separately.
“We performed well in the quarter despite challenging market conditions, generating strong cash flow and delivering double-digit operating margins,” Timken President and Chief Executive Officer Richard G. Kyle said. “We also continued to advance our strategic priorities including the recent acquisition of Lovejoy. While we expect our target markets to weaken further in the second half, we are maintaining our full-year adjusted earnings guidance primarily on the strength of our operational excellence initiatives.”
Cash from operations for the quarter was $155.5 million. Free cash flow for the quarter was $129.3 million. Cash from operations for the second quarter benefited from $48.1 million of cash receipts from CDSOA, lower tax payments and working capital.

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Recently, the company:

•	Added to its mechanical power transmission product portfolio with the acquisition of Lovejoy, Inc., a manufacturer of premium industrial couplings and universal joints;

•	Opened a new service center in Denver for the repair of electric motors, generators and gearboxes, providing new and existing customers a broader offering of powertrain repair solutions;

•	Continued to advance its manufacturing footprint initiatives with the closure of a bearing plant in the U.K.;

•	Returned $53.6 million in capital to shareholders in the second quarter through the repurchase of nearly 1 million shares and the payment of its 376th consecutive quarterly dividend; and

•	Received a credit rating upgrade from BBB- to BBB from S&P Global Ratings.
Second-Quarter Segment Results

Mobile Industries reported second-quarter sales of $367.8 million, 5.4 percent lower than the same period a year ago. Excluding unfavorable currency of 1.5 percent, sales were down 3.9 percent compared with the prior year, as growth in automotive and the net benefit of acquisitions were offset by declines in other end markets.
Earnings before interest and taxes (EBIT) in the quarter were $35.3 million or 9.6 percent of sales, compared with EBIT of $36.0 million or 9.3 percent of sales for the same period a year ago. The slight decrease in EBIT reflects lower volume, unfavorable price/mix and currency, and higher restructuring costs offset by favorable material and manufacturing costs, and lower SG&A expenses.
EBIT in the quarter included restructuring charges of $2.3 million. Excluding this, adjusted EBIT was $37.6 million or 10.2 percent of sales, compared with $37.0 million or 9.5 percent of sales in the second quarter last year.

Process Industries sales of $305.8 million for the second quarter declined 9.9 percent from the same period a year ago. Excluding unfavorable currency of 1.9 percent, sales were down 8 percent, driven by weaker demand in the industrial aftermarket and heavy industries, partially offset by higher military marine revenue and the benefit of acquisitions.
EBIT for the quarter was $46.7 million or 15.3 percent of sales, compared with EBIT of $56.7 million or 16.7 percent of sales for the same period a year ago. The decrease in EBIT was driven by the impact of lower volume and unfavorable price/mix, partially offset by lower SG&A expenses and the benefit of acquisitions.
EBIT in the quarter included restructuring charges and other items totaling $1 million of expense. Excluding these items, adjusted EBIT was $47.7 million or 15.6 percent of sales, compared with $57.5 million or 16.9 percent of sales in the second quarter last year.

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2016 Outlook

The company expects 2016 revenue to be down approximately 6 percent in total versus 2015, including an estimated unfavorable currency impact of 1.5 percent.

Within its segments, the company estimates full-year 2016:

•
Mobile Industries' sales to be down 6 to 7 percent. Excluding an estimated unfavorable currency impact of 1.5 percent, sales are expected to decline around 5 percent, reflecting lower demand in rail, off-highway, aerospace and heavy truck, partially offset by growth in automotive and the net benefit of acquisitions/divestitures.

•
Process Industries' sales to be down 5 to 6 percent. Excluding an estimated unfavorable currency impact of 2 percent, sales are expected to decline around 3 to 4 percent, driven by declines in the industrial aftermarket and heavy industries, partially offset by the benefit of acquisitions (including the recently announced Lovejoy acquisition).

Timken now anticipates 2016 earnings per diluted share to range from $1.70 to $1.80 for the full year on a GAAP basis. The company expects 2016 adjusted earnings per diluted share to range from $1.90 to $2.00, unchanged from its prior estimate.

Conference Call Information

Timken will host a conference call today at 11:00 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:        Thursday, July 28, 2016
11:00 a.m. Eastern Time
Live Dial-In: 800-474-8920 or 719-325-2161
(Call in 10 minutes prior to be included.)
Conference ID: Timken’s 2Q Earnings Call
Live Webcast:    http://investors.timken.com

Conference Call Replay:    Replay Dial-In available through August 11, 2016:
888-203-1112 or 719-457-0820
Replay Passcode: 4617515

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About The Timken Company
The Timken Company (NYSE: TKR; www.timken.com) engineers, manufactures and markets bearings, gear drives, belts, chain, couplings, and related products, and offers a spectrum of powertrain rebuild and repair services. The leading authority on tapered roller bearings, Timken today applies its deep knowledge of metallurgy, tribology and mechanical power transmission across a variety of bearings and related systems to improve reliability and efficiency of machinery and equipment all around the world. The company’s growing product and services portfolio features many strong industrial brands including Timken®, Fafnir®, Philadelphia Gear®, Carlisle®, Drives®, Lovejoy® and InterlubeTM. Known for its quality products and collaborative technical sales model, Timken posted $2.9 billion in sales in 2015. With more than 15,000 employees operating from 28 countries, Timken makes the world more productive and keeps industry in motion

Certain statements in this release (including statements regarding the company's forecasts, estimates plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading "Outlook," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the second quarter of 2016; the company's ability to respond to the changes in its end markets that could affect demand for the company's products; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in raw material and energy costs; the impact of changes to the company's accounting methods; weakness in global or regional economic conditions and capital markets; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies; the impact on operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations due to changes in interest rates, investment performance and other tactics designed to reduce risk; the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, and capital investments; and retention of U.S. Continued Dumping and Subsidy Offset Act distributions. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2015, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

###

Media Relations:
234.262.3514
mediarelations@timken.com

Investor Relations:
Shelly Chadwick
Vice President - Treasury & Investor Relations
234.262.3223
shelly.chadwick@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$673.6	$728.0	$1,357.6	$1,450.5
Cost of products sold	491.3	522.9	994.4	1,042.9
Gross Profit	182.3	205.1	363.2	407.6
Selling, general & administrative expenses (SG&A)	110.2	126.1	228.5	254.6
Impairment and restructuring charges	2.9	1.4	13.4	7.6
Pension settlement charges	0.4	4.4	1.6	219.6
Loss on divestitures	—	0.3	—	0.3
Operating Income (Loss)	68.8	72.9	119.7	(74.5)
Continued Dumping and Subsidy Offset Act income, net of related expenses(1)	6.1	—	53.8	—
Other (expense) income, net	(1.7)	1.4	(1.7)	—
Earnings (Loss) Before Interest and Taxes (EBIT)(2)	73.2	74.3	171.8	(74.5)
Interest expense, net	(8.3)	(7.7)	(16.4)	(15.0)
Income (Loss) Before Income Taxes	64.9	66.6	155.4	(89.5)
Provision for income taxes	20.0	28.9	47.6	7.6
Net Income (Loss)	44.9	37.7	107.8	(97.1)
Less: Net (loss) income attributable to non-controlling interest	—	1.0	(0.1)	1.4
Net Income (Loss) Attributable to The Timken Company	$44.9	$36.7	$107.9	$(98.5)

Net Income (Loss) per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings (Loss) per share	$0.57	$0.43	$1.36	$(1.14)

Diluted Earnings (Loss) per share	$0.57	$0.43	$1.35	$(1.14)

Average Shares Outstanding	78,671,509	85,326,526	79,225,703	86,514,517
Average Shares Outstanding - assuming dilution	79,312,774	86,156,775	79,880,222	86,514,517

(1) U.S. Continued Dumping and Subsidy Offset Act (CDSOA) income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs and Border Protection (U.S. Customs) on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(2) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT is an important financial measure used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT is useful to investors as this measure is representative of the Company's core operations.

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TIMKEN

BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2016	2015	2016	2015

Mobile Industries
Net sales	$367.8	$388.6	$751.0	$781.6
Earnings before interest and taxes (EBIT) (1)	$35.3	$36.0	$65.5	$71.4
EBIT Margin (1)	9.6%	9.3%	8.7%	9.1%

Process Industries
Net sales	$305.8	$339.4	$606.6	$668.9
Earnings before interest and taxes (EBIT) (1)	$46.7	$56.7	$79.3	$101.9
EBIT Margin (1)	15.3%	16.7%	13.1%	15.2%

Unallocated corporate expense	$(14.5)	$(14.0)	$(25.2)	$(28.2)
Unallocated pension settlement charges (2)	(0.4)	(4.4)	(1.6)	(219.6)
CDSOA income, net of related expenses(3)	6.1	—	53.8	—

Consolidated
Net sales	$673.6	$728.0	$1,357.6	$1,450.5
Earnings (loss) before interest and taxes (EBIT) (1)	$73.2	$74.3	$171.8	$(74.5)
EBIT Margin (1)	10.9%	10.2%	12.7%	(5.1)%

(1) EBIT is a non-GAAP measure defined as operating income plus other income (expense). EBIT Margin is a non-GAAP measure defined as EBIT as a percentage of net sales. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBIT and EBIT Margin is useful to investors as these measures are representative of the Company’s core operations of the segments and Company, respectively.

(2) Unallocated pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential Insurance Company of America (Prudential) to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump-sum distributions to new retirees.

(3) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

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TIMKEN

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in millions)	(Unaudited) June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$156.0	$129.6
Restricted cash	0.2	0.2
Accounts receivable	452.3	454.6
Inventories, net	555.4	543.2
Other current assets	73.2	78.8
Total Current Assets	1,237.1	1,206.4
Property, plant and equipment, net	772.5	777.8
Goodwill and other intangible assets	586.7	598.6
Non-current pension assets	85.6	86.3
Other assets	112.5	115.0
Total Assets	$2,794.4	$2,784.1

LIABILITIES
Accounts payable	$172.9	$159.7
Short-term debt, including current portion of long-term debt	28.4	77.1
Income taxes	34.4	13.1
Accrued expenses	239.3	255.4
Total Current Liabilities	475.0	505.3

Long-term debt	604.2	579.4
Accrued pension cost	147.6	146.9
Accrued postretirement benefits cost	132.6	136.1
Other non-current liabilities	75.8	71.8
Total Liabilities	1,435.2	1,439.5

EQUITY
The Timken Company shareholders' equity	1,333.4	1,324.5
Noncontrolling Interest	25.8	20.1
Total Equity	1,359.2	1,344.6
Total Liabilities and Equity	$2,794.4	$2,784.1

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2016	2015	2016	2015
Cash Provided (Used)
OPERATING ACTIVITIES
Net income (loss) attributable to The Timken Company	$44.9	$36.7	$107.9	$(98.5)
Net (loss) income attributable to noncontrolling interest	—	1.0	(0.1)	1.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32.4	32.1	65.0	65.6
Impairment charges	—	0.6	2.6	3.3
Loss on sale of assets	0.2	1.4	0.8	1.7
CDSOA receivable	41.9	—	(6.2)	—
Pension and other postretirement expense	9.6	12.9	18.9	238.0
Pension and other postretirement benefit contributions and payments	(4.1)	(10.0)	(14.3)	(16.9)
Changes in operating assets and liabilities:
Accounts receivable	9.6	6.9	4.7	(22.7)
Inventories	(8.1)	10.0	(8.2)	(2.8)
Accounts payable	(4.0)	1.0	12.5	28.9
Accrued expenses	20.9	8.8	(7.5)	(54.7)
Income taxes	3.8	(14.8)	26.2	(44.5)
Other, net	8.4	1.9	0.3	6.7
Net Cash Provided by Operating Activities	$155.5	$88.5	$202.6	$105.5

INVESTING ACTIVITIES
Capital expenditures	$(26.2)	$(23.8)	$(50.4)	$(43.5)
Other	(0.2)	4.5	(0.6)	10.2
Net Cash Used in Investing Activities	$(26.4)	$(19.3)	$(51.0)	$(33.3)

FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(20.4)	$(22.1)	$(41.1)	$(44.0)
Purchase of treasury shares	(33.2)	(80.4)	(68.2)	(177.2)
Net (payments) proceeds from credit facilities	(55.6)	114.1	(24.4)	110.5
Net (payments) proceeds from long-term debt	—	—	—	(1.1)
Other	0.1	0.9	5.2	3.5
Net Cash (Used in) Provided by Financing Activities	$(109.1)	$12.5	$(128.5)	$(108.3)
Effect of exchange rate changes on cash	(1.3)	0.7	3.3	(5.9)
Increase (Decrease) in Cash and Cash Equivalents	$18.7	$82.4	$26.4	$(42.0)
Cash and cash equivalents at Beginning of Period	137.3	154.4	129.6	278.8
Cash and Cash Equivalents at End of Period	$156.0	$236.8	$156.0	$236.8

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TIMKEN

Reconciliations of Adjusted Net Income to GAAP Income (Loss) and Adjusted Diluted Earnings Per Share to GAAP Earnings (Loss) Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes that non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2016	EPS	2015	EPS	2016	EPS	2015	EPS
Income (Loss) from The Timken Company	$44.9		$37.7		$107.8		$(97.1)
Less: Net (loss) income attributable to noncontrolling interest	—		1.0		(0.1)		1.4
Net Income (Loss) Attributable to The Timken Company	$44.9	$0.57	$36.7	$0.43	$107.9	$1.35	$(98.5)	$(1.14)

Adjustments:(1)
Pension settlement charges(2)	$0.4		$4.4		$1.6		$219.6
Impairment and restructuring charges(3)	3.4		1.4		14.1		8.0
Loss on divestitures	—		0.3		—		0.3
Acquisition related charges (4)	0.8		—		0.8		—
CDSOA income, net of related expenses(5)	(6.1)		—		(53.8)		—
Gain on dissolution of a subsidiary	—		—		(1.4)		—
Provision (benefit) for income taxes(6)	0.3		6.3		11.4		(36.0)
Total Adjustments:	(1.2)	(0.02)	12.4	0.14	(27.3)	(0.34)	191.9	2.21
Adjusted Net Income from The Timken Company	$43.7	$0.55	$49.1	$0.57	$80.6	$1.01	$93.4	$1.07

(1) Adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) Pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump-sum distributions to new retirees.

(3) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, those efforts are not representative of the Company’s core operations.  Therefore, management believes that reporting adjusted net income and adjusted diluted earnings per share that exclude these charges is useful to investors as those measures are representative of the Company's core operations.

(4) Acquisition charges related to the acquisition of Lovejoy, Inc. (Lovejoy), including one-time transaction costs.

(5) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(6) Provision (benefit) for income taxes includes the net tax impact on pre-tax adjustments, the impact of discrete tax items recorded during the respective periods, as well as adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBIT to GAAP Net Income (Loss), and EBIT Margin, After Adjustments, to Net Income (Loss) as a Percentage of Sales and EBIT, After Adjustments, to Net Income (Loss):
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors.  Management believes consolidated earnings (loss) before interest and taxes (EBIT) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income (loss) to consolidated EBIT. Management also believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions, except share data)	Three Months Ended June 30,				Six Months Ended June 30,
	2016	Percentage to Net Sales	2015	Percentage to Net Sales	2016	Percentage to Net Sales	2015	Percentage to Net Sales
Net Income (Loss)	$44.9	6.7%	$37.7	5.2%	$107.8	7.9%	$(97.1)	(6.7)%

Provision for income taxes	20.0	3.0%	28.9	4.0%	47.6	3.5%	7.6	0.5%
Interest expense	8.7	1.3%	8.4	1.2%	17.1	1.3%	16.4	1.1%
Interest income	(0.4)	—%	(0.7)	(0.1)%	(0.7)	(0.1)%	(1.4)	(0.1)%
Consolidated earnings (loss) before interest and taxes (EBIT)	$73.2	10.9%	$74.3	10.2%	$171.8	12.7%	$(74.5)	(5.1)%

Adjustments:
Pension settlement charges (1)	$0.4	—%	$4.4	0.6%	$1.6	—%	$219.6	15.1%
Impairment and restructuring charges(2)	3.4	0.5%	1.4	0.2%	14.1	1.0%	8.0	0.6%
CDSOA income, net of related expenses(3)	(6.1)	(0.9)%	—	—%	(53.8)	(4.0)%	—	—%
Loss on divestitures	—	—%	0.3	—%	—	—%	0.3	—%
Acquisition related charges(4)	0.8	—%	—	—%	0.8	—%	—	—%
Gain on dissolution of a subsidiary	—	—%	—	—%	(1.4)	—%	—	—%
Total Adjustments	(1.5)	(0.4)%	6.1	0.8%	(38.7)	(3.0)%	227.9	15.7%
Adjusted consolidated earnings before interest and taxes (EBIT)	$71.7	10.6%	$80.4	11.0%	$133.1	9.8%	$153.4	10.6%

(1) Pension settlement charges in 2015 primarily related to the purchase of a group annuity contract from Prudential to pay and administer future pension benefits for approximately 5,000 U.S. Timken retirees, as well as lump-sum distributions to new retirees.

(2) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, those efforts are not representative of the Company’s core operations.  Therefore, management believes that reporting adjusted EBIT and adjusted EBIT margin that exclude these charges is useful to investors as those measures are representative of the Company's core operations.

(3) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(4) Acquisition charges related to the acquisition of Lovejoy, including one time transaction costs.

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Reconciliation of segment EBIT Margin, After Adjustments, to segment EBIT as a Percentage of Sales and segment EBIT, After Adjustments, to segment EBIT:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBIT and adjusted EBIT margin for the segments are useful to investors as they are representative of each segment's core operations and used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
(Dollars in millions)	Three Months Ended June 30, 2016	Percentage to Net Sales	Three Months Ended June 30, 2015	Percentage to Net Sales	Six Months Ended June 30, 2016	Percentage to Net Sales	Six Months Ended June, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$35.3	9.6%	$36.0	9.3%	$65.5	8.7%	$71.4	9.1%

Impairment and restructuring charges (1)	2.3	0.6%	1.0	0.3%	9.4	1.3%	2.0	0.3%
Gain on dissolution of a subsidiary	—	—%	—	—%	(1.4)	(0.2)%	—	—%
Adjusted earnings before interest and taxes (EBIT)	$37.6	10.2%	$37.0	9.5%	$73.5	9.8%	$73.4	9.4%

Process Industries
(Dollars in millions)	Three Months Ended June 30, 2016	Percentage to Net Sales	Three Months Ended June 30, 2015	Percentage to Net Sales	Six Months Ended June 30, 2016	Percentage to Net Sales	Six Months Ended June, 2015	Percentage to Net Sales
Earnings before interest and taxes (EBIT)	$46.7	15.3%	$56.7	16.7%	$79.3	13.1%	$101.9	15.2%

Impairment and restructuring charges(1)	1.0	0.3%	0.5	0.1%	4.6	0.8%	6.1	0.9%
Loss on divestitures	—	—%	0.3	0.1%	—	—%	0.3	0.1%
Adjusted earnings before interest and taxes (EBIT)	$47.7	15.6%	$57.5	16.9%	$83.9	13.9%	$108.3	16.2%

(1) Impairment and restructuring charges, including rationalization costs recorded in cost of products sold, related to plant closures, the rationalization of certain plants and severance related to cost reduction initiatives. The Company re-assesses its operating footprint and makes adjustments as needed that result in restructuring charges.  However, those efforts are not representative of the Company’s core operations.  Therefore, management believes that reporting adjusted EBIT and adjusted EBIT margin that exclude these charges is useful to investors as those measures are representative of the Company's core operations.

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TIMKEN

Reconciliation of Total Debt to Net Debt and the Ratio of Net Debt to Capital to the Ratio of Total Debt to Capital:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of total debt to capital, is a non-GAAP measure defined as total debt plus total shareholders' equity. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash, cash equivalents and restricted cash plus total shareholders' equity. Management believes Net Debt and the Ratio of Net Debt to Capital are important non-GAAP measures of the Company's financial position, due to the amount of cash and cash equivalents on hand.

(Dollars in millions)
			June 30, 2016	December 31, 2015
Short-term debt, including current portion of long-term debt			$28.4	$77.1
Long-term debt			604.2	579.4
Total Debt			$632.6	$656.5
Less: Cash, cash equivalents and restricted cash			(156.2)	(129.8)
Net Debt			$476.4	$526.7

Total equity			$1,359.2	$1,344.6

Ratio of Total Debt to Capital			31.8%	32.8%
Ratio of Net Debt to Capital			26.0%	28.1%

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net cash provided by operating activities	$155.5	$88.5	$202.6	$105.5
Less: capital expenditures	(26.2)	(23.8)	(50.4)	(43.5)
Free cash flow	$129.3	$64.7	$152.2	$62.0

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TIMKEN

Reconciliation of Adjusted Earnings per Share to GAAP Earnings per Share for Full Year 2016 Outlook:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's outlook deemed useful to investors. Forecasted full year adjusted diluted earnings per share is an important financial measure that management believes is useful to investors as it is representative of the Company's expectation for the performance of its core business operations.

	Low End Earnings Per Share	High End Earnings Per Share
Forecasted full year GAAP diluted earnings per share	$1.70	$1.80

Forecasted Adjustments: (1)
CDSOA income, net of related expenses (2)	(0.67)	(0.67)
Pension settlement charges (3)	0.40	0.40
Restructuring charges (4)	0.45	0.45
Provision for income taxes (5)	0.02	0.02
Total Adjustments:	$0.20	$0.20
Forecasted full year adjusted diluted earnings per share	$1.90	$2.00

(1) Forecasted adjustments are pre-tax, with net tax provision (benefit) listed separately.

(2) CDSOA income, net of related expenses, represents the amount of funds awarded to the Company from monies collected by U.S. Customs on entries of merchandise subject to anti-dumping orders that entered the U.S. prior to October 1, 2007.

(3) Pension settlement charges primarily relate to anticipated lump-sum settlement activity.

(4) Restructuring charges relate to severance and other cost reduction initiatives.

(5) Provision for income taxes includes the net tax impact on CDSOA income, net of related expenses, and pension settlement and restructuring charges, which are separately subject to income tax at different rates ranging from 0% - to approximately 33% and the impact of discrete tax items recorded during the year.

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